Exhibit 99.1

FOR: TRANSPRO, INC.
CONTACT: Richard A. Wisot Chief Financial Officer (203) 859-3552

FOR IMMEDIATE RELEASE

Financial Dynamics Investor Relations: Christine Mohrmann, Eric Boyriven, Alexandra Tramont (212) 850-5600

TRANSPRO COMPLETES MERGER WITH MODINE MANUFACTURING COMPANY'S
AFTERMARKET BUSINESS
- Changes Name to Proliance International, Inc. -

NEW HAVEN, CONNECTICUT, July 22, 2005 – Transpro, Inc. (AMEX: TPR) announced that it has closed its previously announced merger transaction today with Modine Aftermarket Holdings, Inc., the automotive aftermarket business of Modine Manufacturing Company (NYSE: MOD).

The newly combined Company has been renamed Proliance International, Inc. and will trade on the American Stock Exchange under the ticker symbol "PLI" beginning on July 26, 2005. Charles E. Johnson, Transpro's CEO, will serve as the combined company's CEO. With facilities in North and Central America, and in Europe, Proliance International is a leading manufacturer and distributor of heat transfer and temperature control products focused on the automotive, heavy duty and industrial aftermarkets. The Company's comprehensive product offering includes industry-recognized brands such as Ready-Rad®, Modine®, NRF™ and MexPar™ radiators and Ready-Aire® and AirPro Quality Parts® for mobile air conditioning applications. Proliance is expected to have annual revenues in excess of $400 million.

The Board of Directors of Proliance will consist of Barry R. Banducci, Paul R. Lederer, William J. Abraham, Jr., Philip Wm. Colburn, Vincent L. Martin, Bradley C. Richardson, James R. Rulseh, F. Alan Smith, Michael T. Yonker and Mr. Johnson.

Proliance International will benefit from an expanded product/brand presence and geographic scope, as well as an improved balance sheet and financial flexibility. With the completion of the merger, the Company will embark on a 12- to 18-month integration period that will result in estimated one-time restructuring charges of $10 million to $14 million, as previously announced. Upon completion of the integration period, the Company expects to achieve in excess of $20 million in recurring full year synergy benefits, given reasonable market conditions.

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COMPANY'S AFTERMARKET BUSINESS

Charley Johnson, President and CEO of the Company stated, "We are most pleased to announce the closing of this landmark transaction and the formation of Proliance International, Inc. The increased operational scale and financial strength that will result from this merger will allow us to compete and grow in today's challenging market environment. We will continue to focus on our customers as we begin to address the opportunities and challenges ahead, always acting in the context of our 'Strategic Corporate Values'. We have completed significant planning to accelerate the potential synergy benefits of this transaction and smooth the necessary systems changes needed as much as practical and, as a result, we anticipate a reasonably seamless transition. From every perspective, this is a transaction with great promise for all involved, and we are committed to continue building shareholder value as we move ahead. We will provide additional announcements over the next few months, which will describe in more detail our rationalization plans."

Transpro, Inc. is a leading manufacturer and distributor of aftermarket heat transfer and temperature control products for automotive and heavy duty applications.

Transpro, Inc.'s Strategic Corporate Values are:

•	Being An Exemplary Corporate Citizen

•	Employing Exceptional People

•	Dedication To World-Class Quality Standards

•	Market Leadership Through Superior Customer Service

•	Commitment to Exceptional Financial Performance

FORWARD-LOOKING STATEMENTS

Statements included in this news release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements relating to the future financial performance of the Company are subject to business conditions and growth in the general economy and automotive and truck business, the impact of competitive products and pricing, changes in customer product mix, failure to obtain new customers or retain old customers or changes in the financial stability of customers, changes in the cost of raw materials, components or finished products and changes in interest rates. Such statements are based upon the current beliefs and expectations of Transpro management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. When used in this press release the terms "anticipate," "believe," "estimate," "expect," "may," "objective," "plan," "possible," "potential," "project," "will" and similar expressions identify forward-looking statements.

In addition, the following factors relating to the merger with the Modine Manufacturing Company aftermarket business, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the risk that the businesses will not be integrated successfully; (2) the risk that the cost savings and any revenue synergies from the transaction may not be fully realized or may take longer to realize than expected; (3) disruption from the transaction making it more difficult to maintain relationships with clients, employees or suppliers; (4) the transaction may involve unexpected costs;

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TRANSPRO COMPLETES MERGER WITH MODINE MANUFACTURING	Page 3
COMPANY'S AFTERMARKET BUSINESS

(5) increased competition and its effect on pricing, spending, third-party relationships and revenues; (6) the risk of new and changing regulation in the U.S. and internationally; (7) the possibility that Transpro's historical businesses may suffer as a result of the transaction and (8) other uncertainties and risks beyond the control of Transpro. Additional factors that could cause Transpro's results to differ materially from those described in the forward-looking statements can be found in the Annual Report on Form 10-K of Transpro in the Quarterly Reports on Forms 10-Q of Transpro, and Transpro's other filings with the SEC. The forward-looking statements contained in this press release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.

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